UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2016

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

NEWELL RUBBERMAID INC.

3 Glenlake Parkway

Atlanta, Georgia 30328

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On April 15, 2016, Jarden Corporation, a Delaware corporation (“Jarden”), became a direct wholly-owned subsidiary of Newell Brands Inc. (formerly Newell Rubbermaid Inc., a Delaware corporation, and referred to herein as “Newell”), as a result of a series of merger transactions (the “Acquisition”). The Acquisition was effected pursuant to an Agreement and Plan of Merger, dated as of December 13, 2015 (the “Merger Agreement”), by and among Newell, Jarden, NCPF Acquisition Corp. I, a Delaware corporation and a wholly-owned subsidiary of Newell (“Newell Merger Sub”), and NCPF Acquisition Corp. II, a Delaware corporation and a wholly-owned subsidiary of Newell (“Successor Merger Sub”). Following the consummation of the Acquisition, the Restated Certificate of Incorporation of Newell was amended, and Newell was renamed “Newell Brands Inc.”

Item 1.01.	Entry into a Material Definitive Agreement.

On April 15, 2016, Newell entered into Amendment No. 5 (the “Amendment”) to the Third Amended and Restated Loan Agreement, dated as of February 17, 2012, among Jarden Receivables, LLC as borrower (“Jarden Receivables”), Jarden as initial servicer, SunTrust Robinson Humphrey, Inc. as administrator, and SunTrust Bank, PNC Bank, National Association and Wells Fargo Bank, National Association, as lenders (the “Receivables Securitization Agreement”), for Jarden Receivables’ $500 million securitization facility (the “Receivables Securitization Facility”). The Amendment was entered into, among other things, to replace Jarden as the initial servicer with Newell as the successor servicer on the Receivables Securitization Facility. Newell will assume all of Jarden’s obligations under the Receivables Securitization Agreement. Newell also entered into an Amended and Restated Performance Undertaking in favor of Jarden Receivables, pursuant to which Newell has agreed to guaranty the due and punctual performance by certain Newell subsidiaries of their respective obligations under the Second Amended and Restated Receivables Contribution and Sale Agreement, dated as of July 29, 2010.

The information provided in Item 5.02 of this Current Report on Form 8-K under the caption “Board of Directors” is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 15, 2016, Newell Merger Sub merged with and into Jarden (the “First Merger”), with Jarden continuing as the surviving corporation and as a wholly-owned subsidiary of Newell and, immediately following the effectiveness of the First Merger, Jarden merged with and into Successor Merger Sub, which continued as the surviving corporation (the “Subsequent Merger” and, together with the First Merger, the “Merger Transactions”). As a result of the Merger Transactions, Successor Merger Sub, with the legacy business of Jarden, became a direct wholly-owned subsidiary of Newell. Successor Merger Sub has been renamed “Jarden Corporation”.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the First Merger, each holder of shares of common stock, par value $0.01 per share, of Jarden (the “Jarden Common Stock”) issued and outstanding immediately prior to the effective time of the First Merger were entitled to receive per share consideration (the “Merger Consideration”) consisting of (i) $21.00 in cash, without interest and (ii) 0.862 of a validly-issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of Newell (“Newell Common Stock”). At the effective time of the First Merger, each option to purchase shares of Jarden Common Stock that was outstanding immediately prior to the effective time of the First Merger automatically vested (to the extent unvested), and, in exchange for cancellation of the option, entitled the holder thereof to receive the per share Merger Consideration for each Net Option Share (as defined in the Merger Agreement) of Jarden Common Stock underlying such option. At the effective time of the First Merger, each restricted stock award representing a right to receive shares of Jarden Common Stock that was outstanding immediately prior to the effective time of the First Merger (other than a limited number of restricted stock awards that were cancelled in exchange for similar awards in respect of Newell Common Stock based on the terms of such restricted stock awards), automatically vested (to the extent unvested), and thereafter were cancelled and converted into the right to receive the per share Merger Consideration for each share of Jarden Common Stock underlying such restricted stock award. No fractional shares of Newell Common Stock were issued in the First Merger, and Jarden stockholders received cash in lieu of any fractional shares. Under the indentures governing each series of Jarden’s outstanding senior subordinated convertible notes, the First Merger constitutes a fundamental change and a make-whole fundamental change, which entitles the holders of such notes to convert their outstanding convertible notes and receive the Merger Consideration that such holders would have received had they converted their notes immediately prior to the First Merger at the applicable conversion rate (after giving effect to the increase in such conversion rates applicable to make-whole fundamental changes). Within 10 calendar days of April 15, 2016, a fundamental change company notice and offer to repurchase (the “Fundamental Change Notice”) will be distributed to holders, which will establish the date through which holders will be able to convert their notes. In the event any holders elect not to convert their convertible notes into Merger Consideration, such holders will be entitled to surrender such notes for repurchase at a fundamental change repurchase price equal to 100% of the principal amount of such notes, plus accrued and unpaid interest, subject to the terms and conditions to be included in the Fundamental Change Notice. After the completion of the fundamental change repurchase offer, holders’ conversion rights under the indenture, if any, will relate solely to such holders’ right to receive the Merger Consideration.

Jarden Common Stock, which previously traded under the symbol “JAH” on the New York Stock Exchange (the “NYSE”), will cease trading immediately prior to market open on April 18, 2016 and will be delisted from the NYSE.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Newell’s Current Report on Form 8-K dated December 14, 2015 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Subsequent to the filing of Newell’s Annual Report on Form 10-K for the year ended December 31, 2015 and Newell’s joint proxy statement/prospectus, the Audit Committee (the “Audit Committee”) of the Board of Directors of Newell (the “Board”), in connection with the Acquisition, conducted a competitive process to determine Newell’s independent registered public accounting firm for the 2016 fiscal year. The Audit Committee invited several independent registered public accounting firms to participate in this process.

Following a competitive review and receipt of proposals from the independent registered public accounting firms that participated in the process, on April 11, 2016, the Audit Committee authorized the dismissal of Ernst & Young LLP (“EY”) as Newell’s independent registered public accounting firm effective upon completion of the review of Newell’s unaudited interim financial statements as of and for the quarter ended March 31, 2016. The Audit Committee authorized the engagement of PricewaterhouseCoopers LLP (“PwC”), who has served as Jarden’s independent registered public accounting firm, to serve as Newell’s independent registered public accounting firm for the 2016 fiscal year.

No audit report of EY on Newell’s consolidated financial statements for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During Newell’s two most recent fiscal years and subsequent interim period through April 11, 2016, there was no disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in their report.

Newell provided EY with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “Commission”) and requested EY to furnish Newell with a letter addressed to the Commission stating whether EY agrees with the statements made by Newell in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of EY’s letter, dated April 15, 2016, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) In conjunction with a request for proposal and competitive review of other independent registered public accounting firms noted above, on April 11, 2016, the Audit Committee authorized and instructed Newell to engage PwC to serve as Newell’s independent registered public accounting firm to audit Newell’s consolidated financial statements for the 2016 fiscal year.

During Newell’s two most recent fiscal years and subsequent interim period preceding PwC’s engagement, neither Newell nor anyone on its behalf consulted PwC regarding (i) the application of accounting principles to a specified proposed or completed transaction, or the type of audit opinion that might be rendered on Newell’s consolidated financial statements, and no written report or oral advice was provided by PwC to Newell that PwC concluded was an important factor considered by Newell in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In connection with consummation of the Acquisition, the Newell Board passed a resolution to expand the size of the Newell Board to 12 directors, effective April 22, 2016, and to appoint Martin E. Franklin (Founder and former Executive Chairman of Jarden), Ian G.H. Ashken (Co-Founder and former Vice Chairman and President of Jarden) and Ros L’Esperance (former board member of Jarden) to the Newell Board, also effective April 22, 2016, to serve until the next annual meeting of Newell stockholders and until their respective successors are duly elected and qualified. Certain biographical information with respect to Messrs. Franklin and Ashken and Ms. L’Esperance is set forth in Newell’s joint proxy statement/prospectus, filed with the Commission on March 18, 2016, the relevant portions of which are incorporated herein by reference. Except as described below, Messrs. Franklin and Ashken and Ms. L’Esperance will be paid in accordance with Newell’s director compensation program, described in Newell’s joint proxy statement/prospectus, filed with the Commission on March 18, 2016, the relevant portions of which are incorporated herein by reference.

In addition, on December 13, 2015, Newell entered into an advisory services agreement (the “Advisory Services Agreement”) with Mariposa Capital, LLC (“Mariposa Capital”), a company controlled by Mr. Franklin, and for which Mr. Ashken and James E. Lillie (former Chief Executive Officer and board member of Jarden) will serve as officer(s) and/or employee(s) pursuant to which Mariposa Capital has agreed, until the third anniversary of the effective time of the Subsequent Merger, to provide Newell with certain strategic advisory services and such other services relating to Newell and its subsidiaries as may from time to time be mutually agreed to by the parties. Mariposa Capital will be paid an annual fee of $4.0 million for providing such services and has agreed to provide to Newell, upon Newell’s request, an average of 120 hours of such services for each fiscal quarter during the term of the agreement. During the period of the Advisory Services Agreement, Newell has agreed to provide to Mariposa Capital office space and bear all reasonable costs and expenses of the overhead and support services relating to such office. Until no later than December 31, 2016, the office space provided shall be Jarden’s office space in Miami, Florida. In addition, Newell shall reimburse Mariposa Capital for the cost of all reasonable out-of-pocket fees incurred by Mariposa Capital, including the reimbursement for use of private aircraft to attend board meetings of Newell. In consideration of the benefits to be received by Messrs. Franklin and Ashken under the Advisory Services Agreement (in their capacity as partners in Mariposa Capital), each of Messrs. Franklin and Ashken has agreed to waive all fees and remuneration (but not including reimbursement of certain expenses), to which they otherwise would be entitled to receive in their capacity as directors of Newell during the term of the Advisory Services Agreement. If Mariposa Capital is terminated without cause (as defined in the Advisory Services Agreement) prior to the third anniversary of the effective time of the Subsequent Merger, Mariposa Capital will be entitled to receive, within five business days following receipt of written notice of such termination by Newell, an amount equal to $12,000,000 less the sum of all fees paid by Newell under the Advisory Services Agreement to that date. The foregoing description of the Advisory Services Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Advisory Services Agreement, a copy of which was filed as Exhibit 10.2 to Amendment No. 1 to Newell’s Registration Statement on Form S-4/A, filed with the Commission on February 17, 2016, and is incorporated herein by reference.

Officers

Upon completion of the Acquisition, the following appointments to Newell’s senior leadership team became effective. The other officers that served on Newell’s senior leadership immediately prior to the Acquisition will continue to serve in their respective roles.

Michael B. Polk	Chief Executive Officer, Newell Brands Inc.

Mark S. Tarchetti	President, Newell Brands Inc.

William A. Burke	President, Jarden Group

Bradford R. Turner	Chief Legal Officer and Corporate Secretary

Certain biographical information with respect to Messrs. Polk, Tarchetti, Burke and Turner is set forth in Newell’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on February 29, 2016, the relevant portions of which are incorporated herein by reference.

In connection with his appointment as President, Jarden Group, Newell and Mr. Burke terminated the Retirement Agreement and General Release between Newell and Mr. Burke dated October 7, 2015 (the “Retirement Agreement”). The Retirement Agreement, pursuant to which Mr. Burke was to receive certain benefits from Newell in connection with his retirement, was previously reported on Newell’s Current Report on Form 8-K dated October 7, 2015 and filed as Exhibit 10.35 to Newell’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on February 29, 2016.

Newell is currently reviewing the Chief Financial Officer position. John K. Stipancich will continue in his position as Chief Financial Officer pending the completion of this review, which Newell expects to conclude in the next several months.

The press release announcing the closing of the Acquisition, filed as Exhibit 99.1 to this Current Report on Form 8-K, also serves to announce the foregoing changes to Newell’s Board and senior leadership team.

Compensatory Plans

In connection with consummation of the Acquisition, Newell assumed the sponsorship of the Jarden Corporation 2013 Stock Incentive Plan, and also assumed the outstanding restricted rollover stock awards (as defined in the Merger Agreement) granted under such plan and the award agreement evidencing the grants of such awards.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following the consummation of the Acquisition, the Board amended Article FIRST of Newell’s Restated Certificate of Incorporation, effective April 15, 2016, and amended and restated Newell’s By-Laws, effective April 15, 2016, each to reflect Newell’s name change to Newell Brands Inc. A copy of the amendment to the Restated Certificate of Incorporation and the By-Laws, as amended, are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Newell held its Annual Meeting of Stockholders on April 15, 2016. For more information on the proposals presented at the meeting, see Newell’s joint proxy statement/prospectus, filed with the Commission on March 18, 2016, the relevant portions of which are incorporated herein by reference.

The stockholders approved the issuance of Newell Common Stock to Jarden stockholders pursuant to the Merger Agreement:

For	230,645,871
Against	521,902
Abstain	392,720

The stockholders elected each of the nine nominees to the Board for a one-year term by a majority of the votes cast:

Director	For	Against	Abstain
Thomas E. Clarke	226,366,298	1,510,391	3,683,804
Kevin C. Conroy	227,125,369	1,881,556	2,553,568
Scott S. Cowen	227,194,833	1,535,725	2,829,935
Michael T. Cowhig	228,559,948	675,256	2,325,289
Domenico De Sole	226,620,985	2,049,760	2,889,748
Michael B. Polk	228,955,929	481,376	2,123,188
Steven J. Strobel	225,281,741	1,219,237	5,059,515
Michael A. Todman	225,311,985	1,196,647	5,051,861
Raymond G. Viault	224,110,282	1,228,085	6,222,126

The stockholders approved the advisory resolution approving executive compensation:

For	211,859,946
Against	19,066,668
Abstain	633,879

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

2.1	Agreement and Plan of Merger, dated as of December 13, 2015, among Jarden Corporation, Newell Rubbermaid Inc., NCPF Acquisition Corp. I and NCPF Acquisition Corp. II (incorporated by reference to Exhibit 2.1 of Newell’s Current Report on Form 8-K dated December 14, 2015).

3.1	Restated Certificate of Incorporation of Newell Brands Inc., as amended as of April 15, 2016.

3.2	By-Laws of Newell Brands Inc., as amended April 15, 2016.

10.1	Advisory Services Agreement, dated as of December 13, 2015, by and among Newell Rubbermaid Inc. and Mariposa Capital, LLC (incorporated by reference to Exhibit 10.2 of Amendment No. 1 to Newell’s Registration Statement on Form S-4/A filed on February 17, 2016).

16.1	Letter from Ernst & Young LLP dated April 15, 2016.

99.1	Press Release of Newell Brands Inc., dated April 15, 2016.

99.2	Jarden Corporation Audited Consolidated Financial Statements as of December 31, 2015 and 2014 and for each of the three years ended December 31, 2015 (incorporated by reference to Exhibit 99.1 of Newell’s Current Report on Form 8-K dated March 15, 2016).

99.3	Unaudited Pro Forma Condensed Combined Financial Statements (incorporated by reference to Exhibit 99.2 of Newell’s Current Report on Form 8-K dated March 15, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: April 15, 2016	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Number	Exhibit

2.1	Agreement and Plan of Merger, dated as of December 13, 2015, among Jarden Corporation, Newell Rubbermaid Inc., NCPF Acquisition Corp. I and NCPF Acquisition Corp. II (incorporated by reference to Exhibit 2.1 of Newell’s Current Report on Form 8-K dated December 14, 2015).

3.1	Restated Certificate of Incorporation of Newell Brands Inc., as amended as of April 15, 2016.

3.2	By-Laws of Newell Brands Inc., as amended April 15, 2016.

10.1	Advisory Services Agreement, dated as of December 13, 2015, by and among Newell Rubbermaid Inc. and Mariposa Capital, LLC (incorporated by reference to Exhibit 10.2 of Amendment No. 1 to Newell’s Registration Statement on Form S-4/A filed on February 17, 2016).

16.1	Letter from Ernst & Young LLP dated April 15, 2016.

99.1	Press Release of Newell Brands Inc., dated April 15, 2016.

99.2	Jarden Corporation Audited Consolidated Financial Statements as of December 31, 2015 and 2014 and for each of the three years ended December 31, 2015 (incorporated by reference to Exhibit 99.1 of Newell’s Current Report on Form 8-K dated March 15, 2016).

99.3	Unaudited Pro Forma Condensed Combined Financial Statements (incorporated by reference to Exhibit 99.2 of Newell’s Current Report on Form 8-K dated March 15, 2016).